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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Auditors," and to the incorporation by reference of our reports dated April 27, 2001, on the financial statements of the Wayne Hummer CorePortfolio Fund, Wayne Hummer Growth Fund, Wayne Hummer Income Fund, and Wayne Hummer Money Market Fund as of March 31, 2001, in the Registration Statement of the Wayne Hummer Investment Trust on Form N-1A filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 25 to the Registration Statement under the Securities Act of 1933 (File No. 2-87153) and in this Amendment No. 24 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-3880).

                                                              ERNST & YOUNG LLP



Chicago, Illinois
July 30, 2001